    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2002.

                                                       REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                          HONEYWELL INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------

                         DELAWARE
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR                               22-2640650
                       ORGANIZATION)                                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               101 COLUMBIA ROAD
                                 P.O. BOX 4000
                       MORRISTOWN, NEW JERSEY 07962-2497
                                 (973) 455-2000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)

                              -------------------

                              VICTOR P. PATRICK, ESQ.
                VICE PRESIDENT, SECRETARY, AND DEPUTY GENERAL COUNSEL
                          HONEYWELL INTERNATIONAL INC.
                               101 COLUMBIA ROAD
                     MORRIS TOWNSHIP, NEW JERSEY 07962-2497
                                 (973) 455-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              -------------------

                                WITH A COPY TO:
                           ROBERT M. CHILSTROM, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 4 TIMES SQUARE
                         NEW YORK, NEW YORK 10036-6522

                              -------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

                              -------------------

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]
                          CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                                        PROPOSED MAXIMUM
                                                                     PROPOSED MAXIMUM       AGGREGATE         AMOUNT OF
        TITLE OF CLASS OF SECURITIES                AMOUNT TO BE      OFFERING PRICE        OFFERING        REGISTRATION
              TO BE REGISTERED                    REGISTERED(1)(2)     PER UNIT(2)          PRICE(3)           FEE(4)
-------------------------------------------------------------------------------------------------------------------------
Debt Securities
Preferred Stock
Common Stock....................................   $2,750,000,000          100%          $2,750,000,000       $253,000
=========================================================================================================================

(1) Such indeterminate number or amount of debt securities, preferred stock or common stock of Honeywell International Inc. as may from time to time be issued at indeterminate prices.
(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies, foreign currency units or composite currencies as shall result in an aggregate initial offering price for all securities of $2,750,000,000. If any debt securities are issued as original issue discount, such greater amount as may result in the initial offering price for securities aggregating $2,750,000,000.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended ('Securities Act').
(4) The filing fee of $253,000 relates solely to the registration of $2,750,000,000 indeterminate number or amount of debt securities, preferred stock or common stock of Honeywell International Inc. not previously registered. Pursuant to Rule 429 under the Securities Act, this registration statement contains a combined prospectus that also relates to $250,000,000 indeterminate number or amount of debt securities, preferred stock or common stock of Honeywell International Inc. previously registered pursuant to its registration statement on Form S-3 (File
    No. 333-45466). The filing fee associated with such securities ($66,000) was previously paid with that registration statement. This registration statement constitutes Post-Effective Amendment No. 1 to registration statement on Form S-3 (File No. 333-45466) pursuant to which the total amount of unsold debt securities, preferred stock or common stock previously registered under registration statement on Form S-3 (File
    No. 333-45466) may be offered and sold, together with the securities registered hereunder, through the use of the combined prospectus included in this registration statement.

                              -------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT SPECIFICALLY STATING THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 24, 2002.

PROSPECTUS
                                 $3,000,000,000

                                 [HONEYWELL LOGO]

                          HONEYWELL INTERNATIONAL INC.
                               101 COLUMBIA ROAD
                       MORRIS TOWNSHIP, NEW JERSEY 07962
                                 (973) 455-2000

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                               -------------------

    We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

                               -------------------

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              -------------------

    This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

    See 'Risk Factors' beginning on page 3 to read about the risks you should consider before buying any of our debt securities, preferred stock or common stock.

                      Prospectus dated                  .

                               TABLE OF CONTENTS

About This Prospectus.......................................    3
Risk Factors................................................    3
Honeywell...................................................    4
Ratio of Earnings to Fixed Charges..........................    4
Use of Proceeds.............................................    4
Description of Debt Securities..............................    5
Description of Preferred Stock..............................   10
Description of Common Stock.................................   13
Book-Entry Issuance.........................................   14
Plan of Distribution........................................   15
Experts.....................................................   16
Legal Opinions..............................................   16
Where You Can Find More Information About Honeywell.........   17
Cautionary Statement Concerning Forward-Looking
  Statements................................................   17

    All references to 'we,' 'us,' 'our' and 'Honeywell' in this prospectus refer to Honeywell International Inc. and its consolidated subsidiaries, unless the context otherwise requires.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement (No. 333-     ) that
Honeywell filed with the SEC utilizing a 'shelf' registration process. Under this shelf process, we may offer from time to time up to $3,000,000,000 (or the equivalent in foreign or composite currencies) of our debt securities, preferred stock or common stock. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

    To understand the terms of our securities, you should carefully read this document with the related prospectus supplement. Together they give the specific terms of the securities we are offering. You should also read the documents we have referred you to in 'Where You Can Find More Information About Honeywell' below for information on our company and our financial statements.

                                  RISK FACTORS

    ABOUT 40% OF OUR SALES ARE TO AEROSPACE CUSTOMERS. A DOWNTURN IN THE AEROSPACE INDUSTRY COULD NEGATIVELY AFFECT OUR SALES AND RESULTS OF OPERATIONS.

    We continually monitor the creditworthiness of our customers to which we grant credit terms in the normal course of business. While concentrations of credit risk associated with our trade accounts and notes receivable are considered minimal due to our diverse customer base on a corporate-wide level, approximately 40% of our sales are in the aerospace industry, and approximately 19% of our sales are to commercial aviation customers (aircraft manufacturers and airlines). A downturn in the aviation industry, such as that which occurred after the terrorist attacks on September 11, 2001, could negatively affect our sales and results of operations.

    ABOUT 40% OF OUR SALES ARE OUTSIDE THE UNITED STATES. CONDUCTING BUSINESS ABROAD SUBJECTS US TO ACTIONS OF FOREIGN GOVERNMENTS. WHEN THE U.S. DOLLAR STRENGTHENS IN RELATION TO THE FOREIGN CURRENCIES OF THE COUNTRIES WHERE WE SELL OUR PRODUCTS, OUR DOLLAR-DENOMINATED SALES AND REPORTED INCOME DECREASE.

    Approximately 40% of our sales in fiscal year 2001 were derived from sales in non-U.S. markets. We expect sales from non-U.S. markets to continue to represent a significant portion of our total sales. Our non-U.S. operations are subject to risks inherent in conducting business abroad, including:

         price and currency exchange controls;

         fluctuations in the relative values of currencies;

         restrictive governmental actions; and

         difficulties in managing a global enterprise.

Changes in the relative values of currencies occur from time to time and may, in some instances, have a significant effect on our results of operations. Our financial statements reflect recalculations of items denominated in non-U.S. currencies to U.S. dollars, our functional currency. While we monitor our exchange rate exposure and attempt to reduce this exposure by hedging through forward contracts, we cannot assure that these risks will not adversely affect our liquidity and results of operations in the future.

    OUR OPERATIONS DEPEND ON PRODUCTION FACILITIES THROUGHOUT THE WORLD. THOSE PRODUCTION FACILITIES ARE SUBJECT TO PHYSICAL AND OTHER RISKS THAT COULD DISRUPT PRODUCTION.

    Our production facilities could be damaged or disrupted by a natural disaster, labor strike, war, political unrest or terrorist activity. Although we have obtained property damage and business interruption insurance, a major catastrophe such as an earthquake or other natural disaster at any of our sites, or significant labor strikes, work stoppages, political unrest, war, or terrorist activities in any of the areas where we conduct operations, could result in a prolonged interruption of business. Any disruption resulting from these events could cause significant delays in shipments of products and the loss of sales and customers. It cannot be assured that insurance proceeds would adequately compensate us for any of these events.

    WE ENGAGE IN A SIGNIFICANT NUMBER OF ACQUISITIONS. THESE TRANSACTIONS REQUIRE SIGNIFICANT RESOURCES, AND THE BUSINESSES AND TECHNOLOGIES WE ACQUIRE MAY NOT YIELD THE RESULTS WE ANTICIPATE.

    We are a company that, from time to time, achieves significant growth through the acquisition of other companies, businesses and/or technologies. In the past several years, we have made various acquisitions and entered into joint venture arrangements intended to complement or expand our business, and are likely to continue to do so in the future. The success of these transactions will depend on our ability to integrate assets and personnel from these transactions and to cooperate with our joint venture partners. We may encounter difficulties in integrating acquired assets with our operations, and in managing joint ventures. Furthermore, we may not realize the benefits we anticipate when we first enter into a transaction. Lastly, the negotiation of potential acquisitions or joint ventures, as well as the integration of an acquired business, product or technology, could require us to incur significant costs, and could cause diversion of management's time and resources. Any of the foregoing could adversely effect on our business and results of operations.

    WE ARE SUBJECT TO LITIGATION THAT COULD RESULT IN SIGNIFICANT EXPENDITURES.

    We are subject to a number of lawsuits arising out of the conduct of our business, relating to environmental, commercial, shareowner, asbestos and other matters, some of which involve substantial amounts. We cannot assure that litigation on any such matter would not result in significant expenditures.

                                   HONEYWELL

    Honeywell is a diversified technology and manufacturing company, serving customers worldwide with aerospace products and services, control technologies for buildings, homes and industry, automotive products, specialty chemicals, fibers, plastics and electronic and advanced materials. Honeywell was incorporated in Delaware in 1985.

                       RATIO OF EARNINGS TO FIXED CHARGES

    Our historical ratios of earnings to fixed charges are as set forth on
Exhibit 12 to the Registration Statement of which this prospectus forms a part and the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission,and will be set forth in a related prospectus supplement.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of outstanding debt, repurchase of our common stock, investments in or extensions of credit to our subsidiaries, or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the terms of the debt securities sets forth some of the general terms that may apply to debt securities offered under this prospectus. The particular terms of any debt securities will be described in the related prospectus supplement.

GENERAL

    Debt securities will be our unsecured, unsubordinated debt obligations. They will be issued under an indenture dated as of October 1, 1985, as amended by a first supplemental indenture dated as of February 1, 1991 and a second supplemental indenture dated as of November 1, 1997, between us and JPMorgan Chase Bank, as trustee.

    The following summary of the provisions of the indenture is not complete. You should refer to the indenture (including the amendments to it) which are
exhibits to our registration statement No. 333-     . The indenture has been
qualified under the Trust Indenture Act. Section references below are to the section in the indenture. The referenced sections of the indenture and the definitions of capitalized terms in the indenture are incorporated by reference in this prospectus.

    The indenture does not limit the amount of debt that we may issue. The indenture provides that debt securities may be issued thereunder up to the principal amount authorized by us from time to time. We have issued $4,359,760,000 principal amount of debt securities under our existing indenture with JPMorgan Chase Bank as of the date of this prospectus.

    The debt securities may be issued in one or more separate series. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

     the title and type of the debt securities;

     any limit on the aggregate principal amount or aggregate initial offering price of the debt securities and the amount payable upon acceleration;

     the purchase price of the debt securities;

     the dates on which the principal of the debt securities will be payable;

     the interest rates, including any interest rates applicable to overdue payments, of the debt securities, or the method for determining those rates, and the interest payment dates for the debt securities;

     the places where payments may be made on the debt securities;

     any mandatory or optional redemption provisions applicable to the debt securities;

     any sinking fund or analogous provisions applicable to the debt securities;

     the authorized denominations of the debt securities, if other than $1,000 and integral multiples of $1,000;

     if other than U.S. dollars, the currency, currencies or composite currencies, in which the purchase price or payments on the debt securities will be payable. The currencies may be different for principal, premium and interest payments;

     any conversion or exchange provisions applicable to the debt securities;

     any additional events of default applicable to the debt securities not set forth in the indenture;

     any securities exchange on which the debt securities may be listed; and

     any other specific terms of the debt securities.

    Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount debt securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

    The debt securities will be issued only in fully registered form without coupons. The indenture also provides that debt securities of a series may be issued as permanent global debt securities. See ' -- Permanent Global Debt Securities' and ' -- Book-Entry Issuance' below. No service charge will be made for any transfer or exchange of debt securities, but we may require payment of any taxes or other governmental charges.

    Principal of and any premium and interest on the debt securities will be payable at the corporate trust office of the trustee in New York City. Transfers or exchanges of debt securities may be made at the same location. Payment of interest on any debt securities may be made at our option by check mailed to the registered holders of the debt securities at their registered addresses. In connection with any payment on a debt security, we may require the holder to certify information to us. In the absence of such certification, we may rely on any legal presumption to determine whether we must deduct or withhold taxes, assessments or governmental charges from a payment.

    We may at any time repurchase debt securities at any price on the open market or otherwise. We may in our discretion hold, resell or surrender to the trustee for cancellation any debt securities that we acquire.

COVENANTS

    The indenture does not limit our ability to enter into highly leveraged transactions, nor does it provide special protection to holders of debt securities in the event of those transactions. The indenture does not provide special protection in the event of a sudden and dramatic decline in our credit quality, including a decline resulting from a takeover, recapitalization or similar restructuring. In addition, the indenture does not limit the amount of indebtedness incurred by our subsidiaries. The covenants contained in the indenture are described below.

    Limitation on Liens. In the indenture, we covenant not to issue, assume or guarantee any indebtedness for borrowed money secured by liens on any property located in the United States which is

      -- in the opinion of our board of directors, a principal manufacturing property, or

      --  an oil, gas or mineral producing property, or

     any shares of capital stock or indebtedness of any subsidiary owning such property,

without equally and ratably securing the debt securities, subject to exceptions specified in the indenture. These exceptions include:

     existing liens on our property or liens on property of corporations at the time those corporations become our subsidiaries or are merged with us;

     liens existing on property when acquired, or incurred to finance the purchase price of that property;

     certain liens on property to secure the cost of exploration, drilling or development of, or improvements on, that property;

     certain liens in favor of or required by contracts with governmental entities; and

     indebtedness secured by liens otherwise prohibited by the covenant not exceeding 10% of the consolidated net tangible assets of Honeywell and our consolidated subsidiaries (Sections 101 and 1005).

Transfers of oil, gas or other minerals in place for a period of time until the transferee receives a specified amount of money or of such minerals or any other transfers commonly referred to as 'production payments,' are outside the scope of this covenant and are permitted without restriction.

    Limitation on Sale and Lease-Back Transactions. We also covenant not to enter into any sale and lease-back transaction covering any property located in the United States which is in the opinion of our board of directors, a principal manufacturing property, or an oil, gas or mineral producing property,

unless:

     we would be entitled under the provisions described under ' -- Limitation on Liens' to incur debt equal to the value of such sale and lease-back transaction, secured by liens on the property to be leased, without equally securing the outstanding debt securities; or

     we, during the four months following the effective date of such sale and lease-back transaction, apply an amount equal to the value of such sale and lease-back transaction to the voluntary retirement of long-term indebtedness of Honeywell or our subsidiaries (Sections 101 and 1006).

CONSOLIDATION, MERGER AND SALE OF ASSETS

    We may, without the consent of the holders of any debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Honeywell, provided that:

     the successor is a person organized under U.S. law;

     the successor person, if not Honeywell, assumes our obligations on the debt securities and under the indenture;

     after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

     certain other conditions are met (Section 801A).

DEFEASANCE PROVISIONS

    The indenture contains a provision that, if made applicable to any series of debt securities, permits us to elect:

    (1) to defease and be discharged from all of our obligations (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) with respect to any series of debt securities denominated and payable in U.S. dollars then outstanding ('defeasance'); and/or

    (2) to be released from our obligations under the covenants set forth in Sections 1005 (limitation on liens) and 1006 (limitation on sale and lease-back transactions) and from the consequences of an event of default resulting from a breach of those covenants ('covenant defeasance') (Sections 403 and 1008).

    To elect defeasance or covenant defeasance, we must deposit in trust with the trustee money and/or U.S. government obligations (which are direct obligations of the United States backed by its full faith and credit) which through the payment of principal and interest in accordance with their terms will provide sufficient money, without reinvestment, to repay in full those debt securities, including any sinking fund obligations (Section 101). As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance or covenant defeasance. In the case of defeasance under clause (1) above, that opinion must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable Federal income tax law, and such defeasance may not result in any series of debt securities, if it is listed for trading on the New York Stock Exchange, being delisted.

    Under Federal income tax law as of the date of this prospectus, defeasance would likely be treated as a taxable exchange of debt securities for interests in the defeasance trust. As a result, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's proportionate interest in the defeasance trust. That holder would thereafter be required to include in income a proportionate share of the income, gain or loss, as the case may be, of the defeasance trust. Under Federal income tax law as of the date of this prospectus, covenant defeasance would ordinarily not be treated as a taxable exchange of debt securities. Purchasers of debt securities should consult their own advisors as to the tax consequences to them of defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

    If we exercise our covenant defeasance option with respect to a particular series of debt securities, then even if there were a default under the related covenant, payment of those debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of debt securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those debt securities may not be accelerated because of any event of default. If we exercise our defeasance option or covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

MODIFICATION

    We and the trustee may make modifications and amendments to the indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding debt securities affected by the modification or amendment. Without the consent of each affected holder, no modification may:

     change the stated maturity of any debt securities;

     reduce the principal amount of any debt securities;

     reduce the rate or extend the time of payment of interest or any premium of any debt securities;

     impair the right to institute suit for the enforcement of any payment on or after its due date; or

     reduce the percentage of the principal amount of debt securities required to approve any supplemental indenture or any waiver under the indenture (Section 902).

    We and the trustee may amend the indenture without the consent of the holders of debt securities:

     to reflect our merger with another person;

     to replace the trustee;

     to issue a new series of debt securities;

     to effect modifications that do not adversely affect any outstanding series of debt securities;

     to add additional covenants (Section 901); and

     to convey any property to the trustee.

    Any modification of the indenture subordinating any series of debt securities issued under it to any other indebtedness of Honeywell will not be effective without each holder's consent.

EVENTS OF DEFAULT; WAIVER

    An event of default with respect to any series of debt securities will occur under the indenture if:

     we fail to pay principal of or any premium on the series, except for principal due upon sinking fund redemptions;

     we fail to pay any installment of interest on the series for a period of 30 days;

     we fail to pay any sinking fund redemption on the series for a period of 30 days;

     we fail to perform any other covenant in the indenture for 90 days after notice;

     we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of Honeywell for the benefit of our creditors; or

     any other event of default specified with respect to debt securities of that series as described in the applicable prospectus supplement occurs (Section 501).

    No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities (Section 501).

    On the occurrence of an event of default with respect to a series of debt securities, the trustee or the holders of at least 25% in principal amount at maturity of that series of debt securities then outstanding may declare the principal, or in the case of debt securities sold at an original issue discount, the amount specified in the terms of the debt securities, to be due and payable immediately (Section 501).

    Subject to conditions, the declaration described in the preceding paragraph may be annulled and past defaults, except uncured payment defaults and other specified defaults, may be waived by the holders of not less than a majority in aggregate principal amount at maturity of outstanding debt securities of the series affected by any event of default (Sections 501, 502 and 507).

    Upon payment of the principal amount in respect of an event of default on any series of debt securities, together with any premium or interest due thereon, all of our obligations in respect to payment of indebtedness on such debt securities will terminate (Section 401).

    The indenture requires the trustee to, within 90 days after the occurrence of a default with respect to any outstanding series of debt securities, give the holders of that series notice of the default if uncured. The trustee may withhold this notice of default, except for default in the payment of principal of or any premium or interest on, or of any sinking fund payment with respect to, such series of debt securities, if it considers such withholding to be in the interest of holders of debt securities (Section 508).

    We are required annually to file with the trustee a certificate stating that no default exists under the indenture, or specifying the nature and status of any default (Section 1004).

    Subject to provisions relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities unless those holders of debt securities shall have offered to the trustee reasonable security or indemnity (Section 603). Subject to that provision for security or indemnification, the holders of a majority in principal amount of the debt securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the trustee with respect to the debt securities of that series (Section 504).

INFORMATION CONCERNING THE TRUSTEE UNDER THE INDENTURE

    We and some of our subsidiaries and affiliates maintain deposits with, and conduct other banking transactions with, JPMorgan Chase Bank in the ordinary course of business. These include:

     JPMorgan Chase Bank is the trustee under the indenture under which our Serial Zero Coupon Bonds Due through 2009 are outstanding and under the indenture under which indebtedness of Honeywell Inc., our wholly owned subsidiary, is outstanding.

     JPMorgan Chase Bank is fiscal agent for our 8% Bonds Due May 15, 2006.

     JPMorgan Chase Bank is a lender under our revolving credit agreements with other banks.

PERMANENT GLOBAL DEBT SECURITIES

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement (Section 203). For most debt securities, the depositary will be DTC. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for debt securities in individually certificated form. For a description of the depositary arrangements, see 'Book-Entry Issuance'. Any additional terms of the depositary arrangement with respect to any series of debt securities and the rights of and limitations on owners of beneficial interests in a global security representing a series of debt securities may be described in the related prospectus supplement.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

    Honeywell's restated certificate of incorporation, or charter, authorizes the board of directors or a committee of the board of directors to cause preferred stock to be issued in one or more series, without stockholder action. They are authorized to issue up to 40,000,000 shares of preferred stock, without par value, and can determine the number of shares of each series, and the rights, preferences and limitations of each series. We may amend the charter to increase the number of authorized shares of preferred stock in a manner permitted by the charter and Delaware law. As of the date of this prospectus, there is no preferred stock outstanding.

    The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

     the number of shares of the preferred stock being offered;

     the title and liquidation preference per share of the preferred stock;

     the purchase price of the preferred stock;

     the dividend rate or method for determining the dividend rate;

     the dates on which dividends will be paid;

     whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

     any redemption or sinking fund provisions applicable to the preferred stock;

     any securities exchange on which the preferred stock may be listed; and

     any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

    The following summary is not complete. You should refer to the certificate of designations relating to any series of preferred stock for the complete terms of that preferred stock. The certificate of designations will be filed with the Securities and Exchange Commission at the time of the offering of the preferred stock.

    Each share of preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, if we liquidate, dissolve or wind-up our business, each series of preferred stock will have the same rank as to dividends and distributions as each other series of preferred stock we may issue in the future. Preferred stock will have no preemptive rights.

DIVIDEND RIGHTS

    Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates set forth in the related prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related prospectus supplement. If the board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

    No full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. No interest will be paid in connection with any dividend payment or payments which may be in arrears.

    Unless otherwise set forth in the related prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

RIGHTS UPON LIQUIDATION

    If we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to the series of preferred stock, plus an amount equal to any accrued and unpaid dividends before any distribution of assets is made to the holders of common stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

REDEMPTION

    Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

    If a series of preferred stock is subject to mandatory redemption, the related prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or other securities of Honeywell or of third parties, as specified in the related prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.

    If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

CONVERSION RIGHTS

    The related prospectus supplement will state any conversion rights under which shares of preferred stock are convertible into shares of common stock or another series of preferred stock or other property. As described under ' -- Redemption' above, under some circumstances preferred stock may be mandatorily converted into common stock or another series of preferred stock.

VOTING RIGHTS

    For most series of preferred stock, the holders of preferred stock will not be entitled to vote. Except as indicated in the related prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. Because each full share of any series of preferred stock will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

TRANSFER AGENT AND REGISTRAR

    We will appoint a transfer agent, registrar and dividend disbursement agent for the preferred stock. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meeting at which those holders will have the right to elect directors or to vote on any other matter.

PERMANENT GLOBAL PREFERRED SECURITIES

    A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred stock, the depositary will be DTC. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. For a description of the depositary arrangements, see 'Book-Entry Issuance'. Any additional terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock may be described in the related prospectus supplement.

                          DESCRIPTION OF COMMON STOCK

GENERAL

    As of the date of this prospectus, we are authorized to issue up to 2,000,000,000 shares of common stock. As of December 31, 2001, we had approximately 957.6 million shares of common stock issued (including approximately 142.6 million shares held in treasury) and had reserved approximately 87.3 million shares of common stock for issuance under various employee or director incentive compensation and option plans.

    The Bank of New York is the transfer agent and registrar for our common stock. Shares of common stock are listed on the New York, Chicago and Pacific stock exchanges, under the symbol 'HON'. In addition, shares of common stock are listed on the London stock exchange.

    The following summary is not complete. You should refer to the applicable provision of Honeywell's charter and by-laws and to Delaware corporate law for a complete statement of the terms and rights of our common stock.

DIVIDENDS

    Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors, out of funds legally available for their payment, subject to the rights of holders of any preferred stock outstanding.

VOTING RIGHTS

    Each holder of common stock is entitled to one vote per share. Subject to any rights of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designations creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

RIGHTS UPON LIQUIDATION

    In the event of Honeywell's voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of any series of outstanding preferred stock have received their liquidation preferences in full.

OTHER RIGHTS

    The issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. If we merge or consolidate with or into another company and as a result our common stock is converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common stock will be entitled to receive the same kind and amount of consideration per share of common stock.

POSSIBLE ANTI-TAKEOVER PROVISIONS

    Honeywell's charter and by-laws provide:

     for a classified board of directors that is divided into three classes as nearly equal in number as is possible, with the term of one class expiring at the annual meeting in each year;

     that the board of directors may establish the number of seats on the board, subject to the right of preferred stockholders to elect directors in certain circumstances and shareowners' rights to set the number of seats upon the vote of holders of 80% of the outstanding shares of common stock;

     that vacancies on the board of directors other than at the annual meeting are filled by a vote of the remaining directors;

     that special meetings of shareowners generally may be called only by the chief executive officer or by a majority of the authorized number of directors;

     that action may be taken by shareowners only at annual or special meetings and not by written consent;

     that advance notice must be given to Honeywell for a shareowner to nominate directors for election at a shareowner meeting;

     that the following actions require approval by holders of 80% of the outstanding shares entitled to vote:

         the removal for cause of directors at other than the expiration of their terms; and

         the amendment or repeal of Honeywell's charter and/or by-law provisions relating to the classified board of directors, the number of seats on the board of directors, the filling of board vacancies, removal of directors for cause, calling of special meetings of shareowners, prohibition of shareowner action by written consent and amendment or repeal of provisions requiring an 80% vote of shareowners.

Any of these provisions could delay, deter or prevent a tender offer for or attempted takeover of Honeywell.

    Our charter permits us to issue up to 40,000,000 shares of preferred stock with terms which may be set by our board of directors or a committee of the board. That preferred stock could have terms that could delay, deter or prevent a tender offer or takeover attempt of Honeywell.

    Under Delaware law, an acquirer of 15% or more of our shares of stock must wait three years before a business combination with us unless one of the following exceptions is available:

     approval by our board of directors prior to the time the acquirer became a 15% shareowner of Honeywell;

     acquisition of at least 85% of our voting stock in the transaction in which the acquirer became a 15% shareowner of Honeywell; or

     approval of the business combination by our board of directors and two-thirds of our disinterested shareowners.

                              BOOK-ENTRY ISSUANCE

    Most series of debt securities and preferred stock will be book-entry securities. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, The Depository Trust Company or 'DTC', a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities and will be considered the sole owner of the securities.

    Purchasers may only hold interests in the global securities through DTC if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary -- a bank, brokerage house or other institution that maintains securities accounts for customers -- that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the 'top' and the beneficial owner's own securities intermediary at the 'bottom.'

    The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

    Unless otherwise specified in the prospectus supplement with respect to a series of debt securities or preferred stock, a beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

     DTC is unwilling or unable to continue as depositary for such global security and Honeywell is unable to find a qualified replacement for DTC within 90 days;

     at any time DTC ceases to be a 'clearing agency' registered under the Securities Exchange Act of 1934; or

     Honeywell in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

    Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $1,000 and whole multiples of $1,000. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

    In this prospectus and the accompanying prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered under section 17A of the Securities Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

    Honeywell will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                              PLAN OF DISTRIBUTION

    We may sell the securities:

     through underwriters;

     through agents; or

     directly to institutional purchasers.

    The related prospectus supplement will set forth the terms of the offering of the securities, including the following:

     the name or names of any underwriters;

     the purchase price and the proceeds we will receive from the sale;

     any underwriting discounts and other items constituting underwriters' compensation; and

     any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

    We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the related prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

    Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make relating to those liabilities.

    Each series of debt securities or preferred stock will be a new issue of securities with no established trading market. Any underwriter may make a market in the debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities or preferred stock.

    Shares of common stock offered under this prospectus will be listed on the New York, Chicago, Pacific and London stock exchanges.

    Agents and underwriters may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

    We will estimate our expenses associated with any offerings of debt securities, preferred stock or common stock in the prospectus supplement relating to such offering.

                                    EXPERTS

    The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

    Certain legal matters will be passed upon for Honeywell by Gail E. Lehman, Esq., Assistant General Counsel, Corporate and Finance, of Honeywell, and for any underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Ms. Lehman beneficially owns shares of Honeywell common stock and has options to acquire additional shares of Honeywell common stock granted under option plans of Honeywell. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time provided any may continue to provide legal advice and services to Honeywell.

    In the opinions described above, certain assumptions will be made regarding future action required to be taken by Honeywell and others in connection with the issuance and sale of any particular offered securities, the specific terms of those offered securities and other matters which may affect the validity of those offered securities but which cannot be ascertained on the date of the relevant opinion.

              WHERE YOU CAN FIND MORE INFORMATION ABOUT HONEYWELL

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

    You may also inspect reports, proxy statements and other information about Honeywell at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, NY 10005; the Chicago Stock Exchange, One Financial Place, 440 South LaSalle Street, Chicago, IL 60605; and the Pacific Exchange, 115 Sansome Street, San Francisco, CA 94104.

    The SEC allows us to 'incorporate by reference' into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information filed with the SEC after the date of this prospectus will update and supersede information on file with the SEC as of the date of this prospectus. We incorporate by reference:

HONEYWELL'S SEC FILINGS (FILE NO. 1-8974)   DESCRIPTION, PERIOD OR DATE
-----------------------------------------   ---------------------------
Annual Report on Form 10-K                  Year ended December 31, 2001

Registration Statement on Form 8-B          Filed on August 16, 1985, containing a description
                                            of our common stock

Current Reports on Form 8-K                 Filed on February 19 and March 4, 2002


    We incorporate by reference additional documents that we may file with the SEC after the date of this prospectus. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus free of charge by requesting them in writing or by telephone from us at the following address and telephone number:

                              Honeywell International Inc.
                              101 Columbia Road
                              P.O. Box 2245
                              Morris Township, NJ 07962-2245
                              Attention: Corporate Publications
                              Telephone No.: (973) 455-5402

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    We have made forward-looking statements in this document and in documents that are incorporated by reference in this document that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Honeywell. Forward-looking statements include the information in this document, specifically, regarding:

        efficiencies                               growth
        cost savings                               business diversification
        sales enhancements                         future economic performance
        income and margins                         future acquisitions
        earnings per share                         management's plans
        free cash flow                             business portfolios

    With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee.........  $253,000
Printing....................................................    60,000*
Legal Fees and Expenses.....................................   100,000*
Accountants' Fees and Expenses..............................    30,000*
Trustees' Fees and Expenses.................................    50,000*
Rating Agency Fees..........................................   275,000*
Miscellaneous Expenses......................................    10,000*
                                                              --------
    Total...................................................  $778,000*
                                                              --------
                                                              --------

---------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (DGCL) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a 'derivative action'), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duly of loyalty to the corporation or its shareowners, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

    Under Article ELEVENTH of Honeywell's Restated Certificate of Incorporation, each person who is or was a director or officer of Honeywell, and each director or officer of Honeywell who serves or served any other enterprise or organization at the request of Honeywell, shall be indemnified by Honeywell to the full extent permitted by the DGCL.

    Under the DGCL, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of Honeywell, or serves or served any other enterprise or organization at the request of Honeywell, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

    If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

    If unsuccessful in defense of a suit brought by or in the right of Honeywell, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell except that if such a person is adjudged to be liable in such suit to Honeywell, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

    In addition, Honeywell maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

ITEM 16. EXHIBITS.

EXHIBIT NO.
-----------
    1.1       -- Form of Underwriting Agreement for issuances of debt
                 securities (filed herewith).

    1.2       -- Underwriting Agreement for issuances of preferred stock or common stock (to be filed with a Current Report on Form 8-K at the time of offer).

    3.1       -- Honeywell's Restated Certificate of Incorporation
                 (incorporated by reference to Exhibit 3(i) to our Form 8-K filed December 3, 1999).

    3.2       -- Honeywell's By-laws, as amended (incorporated by
                 reference to Exhibit 3(ii) to our Form 10-Q for the quarter ended September 30, 2001).

    4.1       -- Indenture dated as of October 1, 1985 relating to debt
                 securities between Honeywell and JPMorgan Chase Bank, as Trustee (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-86157).

    4.2       -- First Supplemental Indenture dated as of February 1, 1991 relating to debt securities between Honeywell and JPMorgan
                 Chase Bank, as Trustee (incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-86157).

    4.3       -- Second Supplemental Indenture dated as of November 1,
                 1997 relating to debt securities between Honeywell and JPMorgan Chase Bank, as Trustee (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to Registration
                 Statement No. 33-04551).

    5.1       -- Opinion of Gail E. Lehman, Esq., with respect to the
                 legality of the debt securities being registered hereby
                 (filed herewith).

   12         -- Statement of Computation of Honeywell's ratio of earnings to fixed charges (filed herewith).

   15         -- Independent Accountants' Acknowledgment Letter as to the
                 incorporation of their reports relating to unaudited
                 interim financial information (filed herewith).

   23.1       -- Consent of PricewaterhouseCoopers LLP (filed herewith).

   23.2       -- Consent of Gail E. Lehman, Esq. (contained in the opinion filed as Exhibit 5.1 to this registration statement).

   24         -- Powers of Attorney (filed herewith).

   25.1       -- Form T-1 Statement of Eligibility and Qualification of
                 JPMorgan Chase Bank with respect to the Indenture (filed herewith).

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended ('Trust Indenture Act') in accordance with the rules and regulations prescribed by the Commission under
    Section 305(b)(2) of the Trust Indenture Act.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 24th Day of April, 2002.

                                          HONEYWELL INTERNATIONAL INC.

                                          By:       /s/ RICHARD F. WALLMAN
                                               .................................

                                                     RICHARD F. WALLMAN
                                                  SENIOR VICE PRESIDENT AND
                                                   CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
                    *
 .........................................  Chairman of the Board
           LAWRENCE A. BOSSIDY
                    *
 .........................................  Director, President, and Chief
              DAVID M. COTE                   Executive Officer

                    *
 .........................................  Director
             HANS W. BECHERER

                    *
 .........................................  Director
            GORDON M. BETHUNE

                    *
 .........................................  Director
            MARSHALL N. CARTER

                    *
 .........................................  Director
            JAIME CHICO PARDO

                    *
 .........................................  Director
               ANN M. FUDGE

                    *
 .........................................  Director
             JAMES J. HOWARD

                    *
 .........................................  Director
               BRUCE KARATZ

                    *
 .........................................  Director
            ROBERT P. LUCIANO

                    *
 .........................................  Director
            RUSSELL E. PALMER

                   NAME                                    TITLE                         DATE
                   ----                                    -----                         ----
                    *
 .........................................  Director
            IVAN G. SEIDENBERG

                    *
 .........................................  Director
             JOHN R. STAFFORD

                    *
 .........................................  Director
            MICHAEL W. WRIGHT

          /s/ RICHARD F. WALLMAN            Senior Vice President and Chief         April 24, 2002
 .........................................    Financial Officer
            RICHARD F. WALLMAN                (Principal Financial Officer)

             /s/ JOHN J. TUS                Vice President and Controller           April 24, 2002
 .........................................    (Chief Accounting Officer)
               JOHN J. TUS

 * By:    /s/ VICTOR P. PATRICK                                                     April 24, 2002
      ....................................
            VICTOR P. PATRICK,
             ATTORNEY-IN-FACT

                                     EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    1.1       -- Form of Underwriting Agreement for issuances of debt
                 securities (filed herewith).

    1.2       -- Underwriting Agreement for issuances of preferred stock or common stock (to be filed with a Current Report on Form 8-K at the time of offer).

    3.1       -- Honeywell's Restated Certificate of Incorporation
                 (incorporated by reference to Exhibit 3(i) to our Form 8-K filed December 3, 1999).

    3.2       -- Honeywell's By-laws, as amended (incorporated by
                 reference to Exhibit 3(ii) to our Form 10-Q for the quarter ended September 30, 2001).

    4.1       -- Indenture dated as of October 1, 1985 relating to debt
                 securities between Honeywell and JPMorgan Chase Bank, as Trustee (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-86157).

    4.2       -- First Supplemental Indenture dated as of February 1, 1991 relating to debt securities between Honeywell and JPMorgan
                 Chase Bank, as Trustee (incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-86157).

    4.3       -- Second Supplemental Indenture dated as of November 1,
                 1997 relating to debt securities between Honeywell and JPMorgan Chase Bank, as Trustee (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to Registration
                 Statement No. 33-04551).

    5.1       -- Opinion of Gail E. Lehman, Esq., with respect to the
                 legality of the debt securities being registered hereby
                 (filed herewith).

   12         -- Statement of Computation of Honeywell's ratio of earnings to fixed charges (filed herewith).

   15         -- Independent Accountants Acknowledgment Letter as to the
                 incorporation of their reports relating to unaudited
                 interim financial information (filed herewith).

   23.1       -- Consent of PricewaterhouseCoopers LLP (filed herewith).

   23.2       -- Consent of Gail E. Lehman, Esq. (contained in the opinion filed as Exhibit 5.1 to this registration statement).

   24         -- Powers of Attorney (filed herewith).

   25.1       -- Form T-1 Statement of Eligibility and Qualification of
                 JPMorgan Chase Bank with respect to the Indenture (filed herewith).